UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2021

FOCUS FINANCIAL PARTNERS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38604	47-4780811
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

875 Third Avenue, 28th Floor
New York, NY 10022
(Address of principal executive offices)
(Zip Code)

(646) 519-2456
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	FOCS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Underwriting Agreement

On June 21, 2021, Focus Financial Partners Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company, certain selling stockholders of the Company affiliated with Kohlberg Kravis Roberts & Co. L.P. (‘‘KKR”) and named in Schedule B thereto (the “Selling Stockholders”) and Goldman Sachs & Co. LLC (the “Underwriter”), providing for the offer and sale of 7,144,244 shares of the Company’s Class A common stock, par value $0.01 per share (“Class A Common Stock”), by the Selling Stockholders and the offer and sale of 273,685 shares of Class A Common Stock, by the Company on behalf of certain of the existing unitholders of Focus Financial Partners, LLC (“Focus LLC”), at a price to the Company and the Selling Stockholders of $49.87 per share (representing a public offering price of $50.30 per share, less underwriting discounts of $0.43 per share) (the “Offering”).

The material terms of the Offering are described in the prospectus supplement, dated June 21, 2021 to the prospectus, dated August 30, 2019 together forming a part of the registration statement on Form S-3 (Registration No. 333-233566), filed with the Securities and Exchange Commission on August 30, 2019.

The Offering closed on June 23, 2021. The Company will contribute the net proceeds from the sale of the Class A Common Stock offered by the Company to Focus LLC in exchange for newly issued common units in Focus LLC and Focus LLC will use such contributed net proceeds to redeem common units (including common units from the conversion of vested incentive units in connection with the Offering) in Focus LLC from certain unitholders, including certain of the Company’s employees and principals of its partner firms, but not including the Company’s executive officers and directors, and in connection with such purchase, the Company will cancel the corresponding shares of the Company’s Class B common stock, as applicable. The Company will not receive any proceeds from the sale of the shares to be offered by the Selling Stockholders.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company and the Selling Stockholders each have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments the Underwriter may be required to make because of any of those liabilities.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with our initial public offering, we entered into a nomination agreement with investment vehicles affiliated with KKR. Under the nomination agreement, KKR has the right to nominate one member of the Board of Directors of the Company for so long as it holds at least 5% of the Class A and Class B common stock outstanding on a combined basis. KKR also has the right to nominate one director for service on the nominating, governance and sustainability committee and as an observer on the compensation committee, in each case, for so long as it has the right to nominate one director. KKR nominated Christopher J. Harrington to serve on the Board of Directors. As a result of the Offering, KKR ceased to further hold any of the Company’s outstanding common stock or interests in Focus LLC and, accordingly, the nomination agreement was terminated, with KKR losing its rights thereunder. On June 23, 2021, following the closing of the Offering, Mr. Harrington resigned as a member of the Board of Directors.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of June 21, 2021, by and among Focus Financial Partners, Inc., the selling stockholders named on Schedule B thereto and Goldman Sachs & Co. LLC.

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOCUS FINANCIAL PARTNERS INC.

By:	/s/ J. Russell McGranahan
	Name:	J. Russell McGranahan
	Title:	General Counsel and Corporate Secretary

Dated: June 23, 2021